Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2009 Second Quarter Results

MIDDLEBURY, CT – August 10, 2009 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”) reported today that it has filed its Quarterly Report on Form 10-Q for the second quarter.  This release summarizes the financial results for the second quarter of 2009 and investors are encouraged to review the Form 10-Q for more details of the performance for the quarter.  The Company recorded a net loss of $118 million, or $0.49 per share, for the second quarter of 2009 and a net loss on a managed basis of $6 million, or $0.02 per share, for the second quarter of 2009.

Second Quarter 2009 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  The Company presents managed basis financial information as management uses this information internally to evaluate and direct the performance of the Company’s operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of second quarter financial results on a GAAP basis:

(In millions, except per share data)	Second Quarter
	2009	2008	% change
Net sales	$687	$1,023	(33)%
Operating loss	$(75)	$(241)	69%
Net loss attributable to Chemtura	$(118)	$(273)	57%
Net loss per share attributable to Chemtura	$(0.49)	$(1.13)	57%

The following is a summary of second quarter financial results on a managed basis:

(In millions, except per share data)	Second Quarter
	2009	2008	% change
Net sales	$687	$1,023	(33)%
Operating profit	$30	$90	(67)%
Net (loss) earnings attributable to Chemtura	$(6)	$45	NM
Net (loss) earnings per share attributable to Chemtura	$(0.02)	$0.18	NM

NM = Not Meaningful

U.S Chapter 11 Proceedings

•
On July 13, 2009, the Company and parties to the $400 million senior secured debtor-in-possession credit facility (the “DIP Credit Facility”) entered into Amendment No. 2 to the DIP Credit Facility which provides for, among other things, an option by the Company to extend the maturity of the DIP Credit Facility for two, consecutive three month periods.  Prior to Amendment No. 2, the DIP Credit Facility matured on the earlier of 364 days or the effective date of a plan of reorganization.

•
On July 28, 2009, the Court approved an extension of the exclusive right of Chemtura, the parent company, and the 26 subsidiaries organized in the United States that filed for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (collectively, the “Debtors”) to file a plan of reorganization. The extension expires on November 13, 2009.

Impairment of Long-Lived Assets

•
In the second quarter of 2009, the Company developed and completed a new five-year long range plan.  Based on the detailed cash flow projections, the Company recorded impairments of long-lived assets as follows:

○	$37 million goodwill impairment charge for the Consumer Performance Products segment; and
○	$60 million impairment charge relating to PVC Additives, a component of the Industrial Engineered Products segment, impacting property, plant and equipment and intangible assets.

Second Quarter 2009 Business Segment Highlights

•
Consumer Performance Products revenues declined 13% or $26 million compared with the second quarter of 2008 due to reduced sales volume primarily driven by cooler and wetter weather than normal in the northeastern and mid-western regions of the United States, some weakness in demand attributed to economic conditions in both the United States and Europe, and the deemphasizing of participation in the distribution channel.  The volume impact was partially offset by the benefit of price increases.  Operating profit decreased $2 million primarily due to the impact from the reduction in sales volume.

•
Industrial Performance Products revenues declined 38% or $148 million driven primarily by reduced sales volume.  While all product lines saw reduced sales volume due to the recession, antioxidant and urethane products saw the greatest impact.  Operating profit decreased $13 million primarily due to the impact from the reduction in sales volume and the resulting impact of unfavorable manufacturing costs.

•
Crop Protection Engineered Products revenues declined 23% or $26 million primarily due to lower sales volume and unfavorable foreign currency translation.  With growers facing restricted credit, the season started more slowly than usual, particularly in Europe, but demand returned to more normal levels by the end of the second quarter.  Operating profit decreased $12 million primarily due to the impact of lower sales volume.

•
Industrial Engineered Products revenues declined 42% or $136 million primarily due to reduced sales volume.  Products sold to electronic, building and construction, and consumer durable polymer applications continued to show the most dramatic year-over-year reductions from the impact of the global recession.  Nevertheless, demand showed modest improvement compared with the first quarter of 2009 as the most significant effects of inventory de-stocking abated.  Operating loss of $11 million deteriorated $36 million from the second quarter of 2008 primarily due to lower volume and the resulting impact of unfavorable manufacturing costs.

•
Corporate expense for the second quarter of 2009 was $22 million compared with $15 million in the same quarter last year.  Corporate expense included amortization expense related to intangibles of $9 million and $11 million for the second quarters ended 2009 and 2008, respectively.  The increase in corporate expense of $7 million was primarily driven by a pension plan curtailment gain in 2008 which reduced expense in the second quarter of 2008.

Second Quarter Results - GAAP

•
Revenue for the second quarter of 2009 was $687 million compared with second quarter 2008 revenue of $1,023 million.  The decrease in revenue was attributable to reduced sales volumes of $316 million (primarily due to the global recession) and unfavorable foreign currency translation of $24 million, partially offset by higher selling prices of $4 million.

•
Gross profit for the second quarter of 2009 was $152 million, a decrease of $96 million compared with the same quarter of last year.  Gross profit as a percentage of sales decreased to 22% in the second quarter of 2009 from 24% in the same quarter of last year.  The Company succeeded in mitigating most of the impact on the percentage gross profit margins of lower volume and manufacturing capacity utilization through efforts to variablize costs and leverage lower raw material cost.  The decrease in gross profit was primarily due to a $75 million impact from reduced volume and unfavorable product mix; $35 million from unfavorable manufacturing costs (primarily due to lower plant utilization); $6 million from unfavorable foreign currency translation; a $3 million benefit in 2008 from insurance proceeds associated with the 2005 hurricanes Katrina and Rita; $1 million in inventory write-offs; and other cost increases of $5 million.  These impacts were partially offset by an $18 million decrease in raw material and energy costs; a $7 million reduction in distribution costs; and $4 million benefit from higher selling prices.

•
The operating loss for the second quarter of 2009 was $75 million compared with an operating loss of $241 million for the second quarter of 2008.  The decrease in the operating loss is primarily due to a $320 million goodwill impairment charge for the Consumer Performance Products segment in the second quarter of 2008; a $23 million decrease in selling, general and administrative, and research and development costs (“SGA&R”) primarily due to savings from the Company’s restructuring programs; a $14 million decrease in depreciation and amortization primarily due to lower accelerated depreciation of property, plant and equipment; a $3 million decrease in antitrust costs; and a $1 million decrease in loss on the sale of businesses.  These favorable impacts were partially offset by a $96 million decrease in gross profit discussed above; a $60 million impairment charge for PVC Additives, a component of the Industrial Engineered Products segment, relating to the write-down of property, plant and equipment and intangible assets; a $37 million goodwill impairment charge for the Consumer Performance Products segment in the second quarter of 2009; and lower equity income of $2 million.

•
Interest expense of $15 million for the second quarter of 2009 was $4 million lower than the same period in 2008.  Lower interest expense from unrecorded contractual interest expense on unsecured debt as a result of the Chapter 11 filing was partially offset by an increase due to borrowings under the DIP Credit Facility and higher average borrowings under the senior credit facility.

•
Other expense, net increased by $19 million in the second quarter of 2009 as compared with the same quarter last year.  The increase primarily reflects foreign exchange losses from un-hedged balance sheet positions in 2009 due to the Company’s inability to purchase foreign currency forward contracts, partially offset by lower fees associated with the termination of its U.S. and European accounts receivable financing facilities.

•
Reorganization items, net amounted to $6 million and represent items realized or incurred by the Company related to its reorganization under Chapter 11.  Reorganization items, net includes professional fees directly associated with the reorganization, partially offset by gains on the settlement of certain pre-petition liabilities.

•
Net loss attributable to Chemtura for the second quarter of 2009 was $118 million, or $0.49 per share, compared with a loss of $273 million, or $1.13 per share, for the second quarter of 2008.  The decrease primarily reflects the $166 million decrease in operating loss discussed above; an $11 million decrease in income tax expense; and a $4 million decrease in interest expense, partially offset by a $19 million increase in other expense, net; $6 million in reorganization items, net; and $1 million of net income attributable to non-controlling interests.

Second Quarter Results - Managed Basis

•
On a managed basis, second quarter 2009 gross profit was $152 million, or 22% of net sales, as compared with second quarter 2008 managed basis gross profit of $245 million, or 24% of net sales.   Increases in manufacturing costs due to lower plant utilization were the primary drivers of the reduction in margin percentage.

•
On a managed basis, second quarter 2009 operating profit was $30 million as compared with second quarter 2008 operating profit of $90 million.  The decrease in operating profit primarily reflects the decrease in gross profit due to lower sales volumes, partially offset by decreases in SGA&R costs primarily due to the benefit of the Company’s restructuring programs, and lower depreciation and amortization expense.

•
The loss before income taxes on a managed basis in 2009 and the earnings before income taxes on a managed basis in 2008 exclude pre-tax GAAP charges of $111 million and $331 million, respectively.  These charges are primarily related to costs associated with the Chapter 11 reorganization; accelerated depreciation of property, plant and equipment; antitrust costs; loss on sale of businesses; impairment of long-lived assets; pension curtailment gains; and a recovery of insurance proceeds associated with the 2005 hurricanes Katrina and Rita.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.  The Company has chosen to apply this rate to pre-tax income on a managed basis.

Cash Flows - GAAP

•
Net cash provided by operating activities in the quarter ended June 30, 2009 was $22 million as compared with net cash provided by operating activities of $10 million in the quarter ended June 30, 2008.  As a result of the Chapter 11 filing, payments related to accounts payable were lower in the quarter due to the automatic stay on the payment of prepetition liabilities, benefiting cash provided by operating activities.  The Company is re-establishing more favorable trade credit terms with its vendors for the post Chapter 11 filing purchase of goods and services, but, in the aggregate, trade credit terms are still significantly unfavorable compared to historical levels.

•
The Company’s remaining accounts receivable financing facility terminated in June 2009.  The balance of accounts receivable sold under the Company’s accounts receivable financing facilities was $103 million as of December 31, 2008 and $350 million as of June 30, 2008.

•
The reduction in proceeds from the sale of accounts receivable was $10 million in the second quarter of 2009 compared with a $13 million increase in proceeds in the second quarter of 2008.  Excluding the effect of accounts receivable financing facilities, net cash provided by operating activities for the second quarter of 2009 was $32 million as compared with $3 million of net cash used in operating activities in the second quarter of 2008.

•
As of June 30, 2009, the Company’s accounts receivable balances before the sale of accounts receivable were $539 million as compared with $452 million as of March 31, 2009 and $495 million as of December 31, 2008.  The increase was due to seasonal demand primarily in the Consumer Performance Products and Crop Protection Engineered Products segments.

•
As of June 30, 2009, the Company’s inventory balance was $514 million as compared with $530 million as of March 31, 2009 and $611 million at December 31, 2008.  The decrease was primarily due to optimizing production levels as industry demand declined.

•	Capital expenditures for the quarter ended June 30, 2009 were $8 million compared with $36 million in 2008. The Company currently anticipates capital spending of approximately $60 million in 2009.

•
With a continued focus on cash generation, the Company generated $14 million in cash provided by operating activities net of cash used in investing activities in the second quarter of 2009 compared to using $20 million in cash in the second quarter of 2008.

•
The Company’s total debt of $1,402 million as of June 30, 2009 increased slightly as compared with $1,400 million as of March 31, 2009.  Cash and cash equivalents were $144 million as of June 30, 2009 compared with $135 million as of March 31, 2009.

###

Chemtura Corporation, with 2008 sales of $3.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These managed basis financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment of long-lived assets. In addition to the managed basis financial measures discussed above, the Company has applied a managed basis effective income tax rate to our managed basis income before taxes. Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance while in U.S. bankruptcy. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such managed basis financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to complete a restructuring of our balance sheet;
•	The ability to have the bankruptcy court approve motions required to sustain operations during the Chapter 11 proceedings;
•	The uncertainties of the Chapter 11 restructuring process including the potential adverse impact on our operations, management, employees and the response of our customers;
•	The ability to develop, confirm and consummate a Chapter 11 plan of reorganization;
•	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;
•	The ability to reduce our indebtedness levels;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to successfully complete the turnaround of our Industrial Engineered Products segment;
•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to sustain profitability in our Crop Protection Engineered Products segment due to new generic competition.  Additionally, the Crop Protection Engineered Products segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Crop Protection Engineered Products segments;
•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent U.S. and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to successfully complete the Company’s new SAP platform initiative;
•	The ability to support the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company’s operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -	8
Quarter and Six Months ended June 30, 2009 and 2008

Consolidated Balance Sheets - June 30, 2009 (Unaudited) and
December 31, 2008	9

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Six Months ended June 30, 2009 and 2008	10

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter and Six Months ended June 30, 2009 and 2008	11

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and Six Months ended June 30, 2009 versus 2008	12

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarter ended June 30, 2009 and 2008	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Six Months ended June 30, 2009 and 2008	14

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter ended June 30, 2009 and 2008	15

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Six Months ended June 30, 2009 and 2008	16

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net sales	$687	$1,023	$1,204	$1,932

Cost of goods sold	535	775	953	1,500
Selling, general and administrative	70	88	140	173
Depreciation and amortization	43	57	87	126
Research and development	9	14	18	28
Facility closures, severance and related costs	-	-	3	-
Antitrust costs	8	11	10	11
Loss on sale of business	-	1	-	24
Impairment of long-lived assets	97	320	97	320
Equity income	-	(2)	-	(3)

Operating loss	(75)	(241)	(104)	(247)
Interest expense	(15)	(19)	(35)	(39)
Other (expense) income, net	(21)	(2)	(20)	13
Reorganization items, net	(6)	-	(46)	-

Loss before income taxes	(117)	(262)	(205)	(273)
Income tax expense	-	(11)	(6)	(20)

Net loss	(117)	(273)	(211)	(293)

Less: Net income attributable to the non-controlling interest	(1)	-	(1)	(1)

Net loss attributable to Chemtura	$(118)	$(273)	$(212)	$(294)

Basic and diluted loss per share:
Net loss attributable to Chemtura	$(0.49)	$(1.13)	$(0.87)	$(1.22)

Weighted average shares outstanding - Basic and Diluted	242.9	242.2	242.9	242.2

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$144	$68
Accounts receivable	539	392
Inventories	514	611
Other current assets	198	184
Total current assets	1,395	1,255

NON-CURRENT ASSETS
Property, plant and equipment, net	774	862
Goodwill	234	265
Intangible assets, net	491	517
Other assets	209	158

	$3,103	$3,057

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$253	$3
Current portion of long-term debt	-	1,178
Accounts payable	127	243
Accrued expenses	230	361
Income taxes payable	21	28
Total current liabilities	631	1,813

NON-CURRENT LIABILITIES
Long-term debt	2	23
Pension and post-retirement health care liabilities	171	508
Other liabilities	171	225
Total liabilities not subject to compromise	975	2,569

LIABILITIES SUBJECT TO COMPROMISE	1,809	-

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,038	3,036
Accumulated deficit	(2,401)	(2,189)
Accumulated other comprehensive loss	(166)	(208)
Treasury stock at cost	(167)	(167)
Total Chemtura stockholders' equity	307	475

Non-Controlling Interest	12	13
Total stockholders' equity	319	488

	$3,103	$3,057

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
Increase (decrease) to cash	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(212)	$(294)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on sale of business	-	24
Impairment of long-lived assets	97	320
Depreciation and amortization	87	126
Stock-based compensation expense	2	5
Reorganization items, net	46	-
Equity income	-	(3)
Changes in assets and liabilities, net	(75)	(152)
Net cash (used in) provided by operating activities	(55)	26

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	3	68
Payments for acquisitions, net of cash acquired	(5)	(26)
Capital expenditures	(16)	(59)
Net cash used in investing activities	(18)	(17)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debtor-in-possession facility, net	250	-
(Payments on) proceeds from credit facility, net	(65)	50
Proceeds from long term borrowings	-	1
Payments on long term borrowings	(9)	(31)
(Payments on) proceeds from short term borrowings, net	(1)	25
Dividends paid	-	(24)
Payments for debt issuance costs	(28)	-
Proceeds from exercise of stock options	-	1
Other financing activities	-	(1)
Net cash provided by financing activities	147	21

CASH
Effect of exchange rates on cash and cash equivalents	2	3

Change in cash and cash equivalents	76	33
Cash and cash equivalents at beginning of period	68	77

Cash and cash equivalents at end of period	$144	$110

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
SALES

Consumer Performance Products	$168	$194	$253	$301
Industrial Performance Products	243	391	449	777
Crop Protection Engineered Products	88	114	157	203
Industrial Engineered Products	188	324	345	651
Total Sales	$687	$1,023	$1,204	$1,932

OPERATING PROFIT (LOSS)

Consumer Performance Products	$30	$32	$34	$33
Industrial Performance Products	21	34	26	65
Crop Protection Engineered Products	12	24	28	45
Industrial Engineered Products	(11)	25	(32)	28
Segment Operating Profit	52	115	56	171

General corporate expense, including amortization	(22)	(15)	(50)	(47)
Accelerated depreciation of property, plant and equipment	-	(9)	-	(16)
Facility closures, severance and related costs	-	-	(3)	-
Antitrust costs	(8)	(11)	(10)	(11)
Loss on sale of business	-	(1)	-	(24)
Impairment of long-lived assets	(97)	(320)	(97)	(320)
Total Operating Loss	$(75)	$(241)	$(104)	$(247)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Six Months Ended June 30, 2009 versus 2008
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended June 30,		Six Months Ended June 30,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2008	$1,023	$(262)	$1,932	$(273)

2008 Accelerated recognition of asset retirement obligation	-	-	-	2
2008 Insurance recovery	-	(3)	-	(3)
2008 Pension curtailment	-	(7)	-	(7)
2008 Accelerated depreciation of property, plant and equipment	-	9	-	31
2008 Antitrust costs	-	11	-	11
2008 Loss on sale of business	-	1	-	24
2008 Impairment of long-lived assets	-	320	-	320
	1,023	69	1,932	105

Higher selling prices	4	4	25	25
Unit volume and mix	(316)	(75)	(674)	(185)
Foreign currency impact	(24)	(3)	(48)	(3)
Divestitures	-	-	(31)	3
Manufacturing cost variances	-	(35)	-	(50)
Lower distribution costs	-	7	-	19
Lower raw materials/energy costs	-	18	-	18
Reductions in SGA&R, excluding foreign exchange impact	-	25	-	41
Reductions in depreciation and amortization	-	5	-	10
Lease accounting	-	-	-	7
Lower interest expense	-	4	-	4
Higher foreign exchange losses	-	(22)	-	(39)
Lower fees associated with sale of accounts receivable	-	4	-	6
Other	-	(7)	-	(8)
	687	(6)	1,204	(47)

2009 Accelerated depreciation of property, plant and equipment	-	-	-	(2)
2009 Facility closures, severance and related costs	-	-	-	(3)
2009 Antitrust costs	-	(8)	-	(10)
2009 Impairment of long-lived assets	-	(97)	-	(97)
2009 Reorganization items, net	-	(6)	-	(46)

2009	$687	$(117)	$1,204	$(205)

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended June 30, 2009			Quarter Ended June 30, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$687	$-	$687	$1,023	$-	$1,023

Cost of goods sold	535	-	535	775	3	778
Selling, general and administrative	70	-	70	88	7	95
Depreciation and amortization	43	-	43	57	(9)	48
Research and development	9	-	9	14	-	14
Facility closures, severance and related costs	-	-	-	-	-	-
Antitrust costs	8	(8)	-	11	(11)	-
Loss on sale of business	-	-	-	1	(1)	-
Impairment of long-lived assets	97	(97)	-	320	(320)	-
Equity Income	-	-	-	(2)	-	(2)

Operating (loss) profit	(75)	105	30	(241)	331	90
Interest expense	(15)	-	(15)	(19)	-	(19)
Other expense, net	(21)	-	(21)	(2)	-	(2)
Reorganization items, net	(6)	6	-	-	-	-

(Loss) earnings before income taxes	(117)	111	(6)	(262)	331	69
Income tax (expense) benefit	-	1	1	(11)	(13)	(24)

Net (loss) earnings	(117)	112	(5)	(273)	318	45

Less: Net income attributable to the non-controlling interest	(1)	-	(1)	-	-	-

Net (loss) earnings attributable to Chemtura	$(118)	$112	$(6)	$(273)	$318	$45

Basic and diluted (loss) earnings per share:
Net (loss) earnings attributable to Chemtura	$(0.49)		$(0.02)	$(1.13)		$0.18

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.2		242.2

Managed Basis Adjustments consist of the following:

Insurance recovery		$-			$(3)
Pension curtailment		-			(7)
Accelerated depreciation of property, plant and equipment		-			9
Antitrust costs		8			11
Loss on sale of business		-			1
Impairment of long-lived assets		97			320
Reorganization items, net		6			-
Pre-Tax		111			331

Adjustment to apply a Managed Basis effective tax rate		1			(13)
Net (loss) earnings attributable to Chemtura		$112			$318

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$1,204	$-	$1,204	$1,932	$-	$1,932

Cost of goods sold	953	-	953	1,500	1	1,501
Selling, general and administrative	140	-	140	173	7	180
Depreciation and amortization	87	(2)	85	126	(31)	95
Research and development	18	-	18	28	-	28
Facility closures, severance and related costs	3	(3)	-	-	-	-
Antitrust costs	10	(10)	-	11	(11)	-
Loss on sale of business	-	-	-	24	(24)	-
Impairment of long-lived assets	97	(97)	-	320	(320)	-
Equity Income	-	-	-	(3)	-	(3)

Operating (loss) profit	(104)	112	8	(247)	378	131
Interest expense	(35)	-	(35)	(39)	-	(39)
Other (expense) income, net	(20)	-	(20)	13	-	13
Reorganization items, net	(46)	46	-	-	-	-

(Loss) earnings before income taxes	(205)	158	(47)	(273)	378	105
Income tax (expense) benefit	(6)	22	16	(20)	(16)	(36)

Net (loss) earnings	(211)	180	(31)	(293)	362	69

Less: Net income attributable to the non-controlling interest	(1)	-	(1)	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(212)	$180	$(32)	$(294)	$362	$68

Basic and diluted (loss) earnings per share:
Net (loss) earnings attributable to Chemtura	$(0.87)		$(0.13)	$(1.22)		$0.28

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.2		242.2

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$-			$2
Insurance recovery		-			(3)
Pension curtailment		-			(7)
Accelerated depreciation of property, plant and equipment		2			31
Facility closures, severance and related costs		3			-
Antitrust costs		10			11
Loss on sale of business		-			24
Impairment of long-lived assets		97			320
Reorganization items, net		46			-
Pre-Tax		158			378

Adjustment to apply a Managed Basis effective tax rate		22			(16)
Net (loss) earnings attributable to Chemtura		$180			$362

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended June 30, 2009			Quarter Ended June 30, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$168	$-	$168	$194	$-	$194
Industrial Performance Products	243	-	243	391	-	391
Crop Protection Engineered Products	88	-	88	114	-	114
Industrial Engineered Products	188	-	188	324	-	324
Total sales	$687	$-	$687	$1,023	$-	$1,023

OPERATING PROFIT

Consumer Performance Products	$30	$-	$30	$32	$-	$32
Industrial Performance Products	21	-	21	34	-	34
Crop Protection Engineered Products	12	-	12	24	-	24
Industrial Engineered Products	(11)	-	(11)	25	-	25
Segment operating profit	52	-	52	115	-	115

General corporate expense, including amortization	(22)	-	(22)	(15)	(10)	(25)
Accelerated depreciation of property, plant and equipment	-	-	-	(9)	9	-
Facility closures, severance and related cost	-	-	-	-	-	-
Antitrust costs	(8)	8	-	(11)	11	-
Loss on sale of business	-	-	-	(1)	1	-
Impairment of long-lived assets	(97)	97	-	(320)	320	-

Total operating (loss) profit	$(75)	$105	$30	$(241)	$331	$90

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$3	$-	$3	$3	$-	$3
Industrial Performance Products	9	-	9	13	-	13
Crop Protection Engineered Products	2	-	2	2	-	2
Industrial Engineered Products	18	-	18	17	-	17
General corporate expense, including amortization	11	-	11	22	(9)	13
Total depreciation and amortization	$43	$-	$43	$57	$(9)	$48

Managed Basis Adjustments consist of the following:

Insurance recovery		$-			$(3)
Pension curtailment		-			(7)
Accelerated depreciation of property, plant and equipment		-			9
Antitrust costs		8			11
Loss on sale of business		-			1
Impairment of long-lived assets		97			320
		$105			$331

CHEMTURA CORPORATION
GAAP and Managed Basis Segment  Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
SALES

Consumer Performance Products	$253	$-	$253	$301	$-	$301
Industrial Performance Products	449	-	449	777	-	777
Crop Protection Engineered Products	157	-	157	203	-	203
Industrial Engineered Products	345	-	345	651	-	651
Total sales	$1,204	$-	$1,204	$1,932	$-	$1,932

OPERATING PROFIT

Consumer Performance Products	$34	$-	$34	$33	$-	$33
Industrial Performance Products	26	2	28	65	3	68
Crop Protection Engineered Products	28	-	28	45	-	45
Industrial Engineered Products	(32)	-	(32)	28	14	42
Segment operating profit	56	2	58	171	17	188

General corporate expense, including amortization	(50)	-	(50)	(47)	(10)	(57)
Accelerated depreciation of property, plant and equipment	-	-	-	(16)	16	-
Facility closures, severance and related cost	(3)	3	-	-	-	-
Antitrust costs	(10)	10	-	(11)	11	-
Loss on sale of business	-	-	-	(24)	24	-
Impairment of long-lived assets	(97)	97	-	(320)	320	-

Total operating (loss) profit	$(104)	$112	$8	$(247)	$378	$131

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$5	$-	$5	$6	$-	$6
Industrial Performance Products	21	(2)	19	23	(1)	22
Crop Protection Engineered Products	4	-	4	4	-	4
Industrial Engineered Products	36	-	36	52	(14)	38
General corporate expense, including amortization	21	-	21	41	(16)	25
Total depreciation and amortization	$87	$(2)	$85	$126	$(31)	$95

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$-			$2
Insurance recovery		-			(3)
Pension curtailment		-			(7)
Accelerated depreciation of property, plant and equipment		2			31
Facility closures, severance and related costs		3			-
Antitrust costs		10			11
Loss on sale of business		-			24
Impairment of long-lived assets		97			320
		$112			$378